Exhibit 8.2

[WSGR LETTERHEAD]

February 8, 2005

Genus, Inc.

1139 Karlstad Drive

Sunnyvale, California 94089

Ladies and Gentlemen:

We have acted as counsel to Genus, Inc., a Delaware corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of July 1, 2004 (the “Agreement”), between Aixtron Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany (“Parent”), and Company, pursuant to which (i) a California corporation (“Sub”) formed at the direction of Parent for the sole purpose of consummating the transactions contemplated in the Agreement, will merge with and into Company (the “Merger”), and (ii) the Company Common Stock will be exchanged for American Depository Shares of Parent (the “Share Exchange”).

The Merger and Share Exchange, and certain proposed transactions incident thereto, are described in the Registration Statement on Form F-4 (the “Registration Statement”) of Parent, which includes the Prospectus relating to the Merger and Share Exchange (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form F-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger and Share Exchange will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by the Company, Sub and Parent in the Agreement and the Prospectus; and (iii) the delivery to us of customary representation letters by Parent, Company and Sub.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger and Share Exchange will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger and Share Exchange or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is furnished in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption, “United States Federal Income Tax Consequences of the Merger.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation